[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787
PHONE 615.443.9869

C B R L G R O U P, I N C.

Investor Contact:  Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:        Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP, INC. REPORTS COMPARABLE STORE SALES
FOR THE FOUR-WEEK PERIOD ENDING DECEMBER 22, 2006
AND FISCAL JANUARY MONTH-TO-DATE

LEBANON, Tenn. (January 3, 2007) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® (“Cracker Barrel”) restaurants and gift shops for the four-week period ending Friday, December 22, 2006.

•	Comparable store restaurant sales were down 0.8% from the comparable period last year, with an approximately 1.0% higher average check due to approximately 1.0% higher average menu pricing, and
•	Comparable store retail sales were up 2.5%.

Commenting on the month-to-date sales results for the Company’s fiscal January period, which include the Christmas and New Year’s holidays, Chairman, President and Chief Executive Officer Michael A. Woodhouse noted, “We believe that the shift of the Christmas and New Year’s holidays to a Monday this year affected the timing of our guests’ travel, purchasing and dining-out activities. The negative impact we saw in the last week of fiscal December has been more than offset by the favorable performance in fiscal January to date when comparable store restaurant and retail sales were up approximately 5% and 15%, respectively, for the ten days ending January 1, 2007.”

The Company cautioned that the sales results for month-to-date fiscal January are not necessarily indicative of results that may be expected for the full five-week fiscal period that ends on
January 26, 2007.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 552 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

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